EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated June 22, 2005 accompanying the financial statements of CNH Holdings Company and we have issued our report dated June 22, 2005 accompanying the financial statements of Xbridge Software, Inc. which are included in this Form SB-2 registration statements. We consent to the incorporation by reference in the registration statement of the aforementioned reports.



/s/ Robison, Hill & Co.
Robison, Hill & Co.
Certified Public Accountants
Salt Lake City, Utah
August 23, 2005